Dear Gaucho Group Noteholders and Algodon Group Stockholders,

We are so excited to share with you the news that the Gaucho - Buenos Aires e-commerce site is nearly ready for our “soft” pre-sale launch. Early access to GauchoBuenosAires.com is intended exclusively for Gaucho noteholders, Algodon stockholders, family and friends, and comes with the benefit of a deep discount on all items.

As you know, our creative team has been toiling away behind the scenes to ready the website with approximately 80 items for pre-sale, which include men’s and women’s polos, leather jackets and knitwear, women’s dresses, ponchos and jackets, among many other items.

Gaucho - Buenos Aires’ core items will mostly consist of leather bags, purses, backpacks, wallets, belts and other leather accessories. These items, however, are still in production (and a few of these items are still in the development phase) and will not be added to the website until the end of April. However, we are eager to share our progress with our stockholders in order to show how far we have advanced thus far.

Please bear in mind, we only intend to take pre-sale order transactions upon launch, and anticipate fulfilling orders once our U.S. based warehouse is in receipt of these items in the weeks ahead. We anticipate shipping will commence on or about May 1.

In the next few days, please look for an email invitation in your inbox to the Gaucho - Buenos Aires pre-sale. Once you’re at our website, you’ll be prompted to sign up for the Gaucho - Buenos Aries newsletter and will then receive your unique discount code.

After you visit the site, we would appreciate receiving your input on the quality of the merchandise and the all-around customer experience from start to finish.

Gaucho - Buenos Aires graces the cover of Marie Claire, Argentina

We are so excited to share that we received the honor of appearing on the cover of Marie Claire, Argentina, an offshoot of Marie Claire, one of the most recognized and esteemed fashion magazines in the world. Marie Claire focuses on women around the world and several global issues, as well as health, beauty, and fashion topics.

This is a real “wow” moment for us, as you can imagine, having received over 10 pages of editorial featuring our collection.

Thank you for joining us on this exciting journey! We hope to see some of you this month at our runway show in Buenos Aires, and for those of you who can’t make it, we’ll be seeing you online soon!

Sincerely,

Scott L. Mathis

Chairman & Founder (212) 739- 7650

smathis@algodongroup.com

www.AlgodonGroup.com

Important Notes: The information discussed in this letter includes “forward looking statements ” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. These forward looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Among these risks are those set forth in Algodon’s Form 10-K filed on March 30, 2018. It is important that each person reviewing this release understand the significant risks attendant to the operations of Algodon. Algodon disclaims any obligation to update any forward-looking statement made here.

Important Disclosures: This email is for information and discussion purposes only and is not intended to be and should not be construed as an offer to sell, or a solicitation of an offer to buy, an interest in Algodon Group, Inc. or Gaucho Group, Inc. This email is not complete and does not contain certain material information about Algodon or Gaucho, including important disclosures and risk factors associated with an investment in Algodon or Gaucho.

No representation is made that Algodon or Gaucho will or is likely to achieve its objectives or that any investor will profit or be able to avoid incurring substantial losses. This letter does not take into account the particular investment objectives or financial circumstances of any specific person who may receive it.

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